Exhibit 10.2

Lender Registration Agreement

(Note Commitment, Purchase and Sale Agreement)

This Lender Registration Agreement is made and entered into between you and Prosper Marketplace, Inc. ("Prosper", "we", or "us"). This Agreement will govern all purchases of Borrower Payment Dependent Notes (“Notes”) that you may, from time to time, purchase from Prosper.

Prosper has filed with the U.S. Securities and Exchange Commission a registration statement on Form S-1 (No. 333-147019) (as amended from time to time, the "Registration Statement") to register the continuous offering and sale of Notes issued by Prosper. The Notes are offered pursuant to a prospectus (as supplemented from time to time, the "Prospectus") which forms a part of the Registration Statement. The Registration Statement became effective on July 10, 2009 pursuant to the rules and regulations of the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended. You acknowledge that the Prospectus has been delivered to you. You should read the Prospectus carefully and retain a copy for your records.

1. Registration as a Prosper Lender. You are registering as a lender in the Prosper marketplace, so that you may be eligible to post bids on listings displayed on Prosper's online marketplace (the "platform") and purchase from Prosper Notes issued by Prosper that are dependent for payment on payments we receive on the corresponding borrower loans described in the listings ("borrower loans"). As a registered lender you also have access to the Folio Investing Note Trader platform, where you may list Notes that you own for sale to other Prosper lender members, and bid to purchase Notes offered for sale by other lender members, in an auction-style bidding environment. You agree to comply with the terms and provisions of this Agreement, the Terms of Use of the Prosper website, and the policies posted on the Prosper website, each as amended from time to time by Prosper in its sole discretion (collectively, the "Prosper Terms and Conditions").

Your role as a Prosper "lender" is that of a purchaser of Notes issued by Prosper, and your rights and obligations as a purchaser or prospective purchaser of Notes are set forth below. Although you are referred to in this Agreement and on the Prosper website as a "lender," you are not actually lending your money directly to Prosper borrowers, but are, instead, acting as an investor and making purchase commitments for Notes and purchasing Notes from Prosper that are dependent for payment on payments we receive on borrower loans. Prosper uses the term "lender" instead of "investor" in this Agreement and on portions of Prosper's website for the convenience of Prosper users, who appropriately view Prosper as a marketplace for connecting individuals who wish to borrow money with people who wish to help fund loans to such individuals.

2. Authorization to Obtain Credit Report. By registering on the platform as a lender, you authorize us to obtain information from your personal credit profile from one or more consumer credit reporting agencies solely for the purpose of confirming your residence and identity.  We confirm your residence and identity to avoid fraudulent transactions in your name.

3. Placing Bids on Loan Listings. As a registered Prosper lender, you may place bids on loan listings displayed on the platform. A loan listing is a loan request by a Prosper borrower. A bid is the lender's commitment to purchase a Note in the principal amount of the lender's bid, the proceeds of which will be used by Prosper to fund the requested loan.  For each listing, there is a minimum amount of total bids that the listing must receive for the loan to fund.  If the loan funds, the payments Prosper makes to the lenders on the Notes will be dependent on the payments the borrower makes to Prosper on the loan.

Description of Listings. Listings include the borrower's requested loan amount, borrower’s interest rate on the loan, and the lender’s interest rate on the corresponding Note. Listings also include a Prosper Rating, which is a letter grade that indicates the level of risk associated with the listing and corresponds to an estimated average annualized loss rate range for the listing. Listings also include other information, including but not limited to, the borrower's debt-to-income ratio, credit information from the borrower's credit report, the borrower’s numerical credit score range, the borrower's group affiliation (if any), and the borrower's self-reported annual income range, occupation and employment status. Borrowers are identified by a Prosper user name but are not able to disclose their identity or contact information to lenders.

Prosper lenders may ask borrowers questions about their listings and borrowers may, but are not required to, respond to such questions. Borrowers who elect to respond to a lender's question may respond privately, or they may elect to have the question and answer posted publicly in the listing. Lenders' questions are not posted in the listing or displayed elsewhere on our website unless the borrower elects to answer the question and elects to make the question and answer publicly available, in which case the question and answer appears in the listing. We do not verify any borrowers' responses to lender members' questions.

Types of Bids. You can make bids manually by browsing through listings and placing a bid on the listing or listings that you choose. You can also place bids by creating an automated plan, which allows you to have bids placed automatically on listings that meet your plan criteria.  You may have more than one automated plan in place at one time, and you may make manual bids while one or more automated plans are in place.

Availability of Funds. At the time you place a bid, you must have funds on deposit with Prosper in at least the amount of your bid,. Your funds will be placed in an FDIC-insured non-interest bearing account at Wells Fargo Bank, N. A. (the "Prosper funding account") separate from Prosper's own funds. At the time you register as a lender, you must provide your deposit account information to facilitate electronic transfers of funds to and from the Prosper funding account and your deposit account. You will not earn interest on funds in the Prosper funding account. All of your funds in the Prosper funding account that are not already committed to bids are available for bidding. You may at any time request that your uncommitted funds in the Prosper funding account be returned to you, in which case Prosper will promptly return the remaining funds to your deposit account using the Automated Clearing House ("ACH") network, subject to reasonable restrictions on the amount and timing of transfers of funds.

Your Note Purchase Commitment.  AT THE TIME YOU PLACE A BID ON A LISTING, YOU ARE COMMITTING TO PURCHASE A NOTE ISSUED BY PROSPER IN THE AMOUNT OF YOUR BID THAT IS DEPENDENT FOR ITS PAYMENT ON PAYMENTS PROSPER RECEIVES ON THE BORROWER LOAN DESCRIBED IN THE LISTING. ONCE YOUR BID IS MADE, IT IS IRREVOCABLE, AND FUNDS IN AT LEAST THE AMOUNT OF YOUR BID MUST BE MAINTAINED IN YOUR PROSPER ACCOUNT AND CANNOT BE USED TO PLACE BIDS ON OTHER LISTINGS UNLESS AND UNTIL (I) THE BIDDING PERIOD FOR THE LISTING EXPIRES WITHOUT THE LISTING HAVING RECEIVED BIDS EQUAL TO OR EXCEEDING THE MINIMUM AMOUNT REQUIRED FOR THE LOAN TO FUND OR (II) PROSPER REMOVES THE LISTING IN ACCORDANCE WITH SECTION 10 BELOW.  IF THE LISTING TERMINATES FOR EITHER OF THE REASONS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE, YOU NO LONGER NEED TO MAINTAIN FUNDS IN YOUR PROSPER ACCOUNT EQUAL TO THE AMOUNT OF YOUR BID AND YOU CAN WITHDRAW THE FUNDS OR USE THEM TO MAKE ANOTHER BID.

Limits on Bids. Lenders may bid the entire amount requested by the borrower, or may bid a lesser amount, subject to a minimum bid amount of $25; provided, that if the amount available for further bidding on a listing is less than the amount of your bid, your bid will be deemed to be in the amount still available for bidding, and the remainder of your funds will remain in your Prosper funding account, available for further bidding. The aggregate amount of all of your bids, when added to the amount outstanding on all of your Notes, must not exceed five million dollars ($5,000,000) for individual lenders, or fifty million dollars ($50,000,000) for corporate or institutional lenders. Subject to these dollar limits, there is no limit on the amount of funds you may commit to bids on listings.

YOU AGREE THAT WHEN MAKING BIDS YOU WILL NOT DISCRIMINATE AGAINST ANY BORROWER OR GROUP ON THE BASIS OF RACE, COLOR, RELIGION, NATIONAL ORIGIN, SEX, MARITAL STATUS, AGE, SEXUAL ORIENTATION, MILITARY STATUS, THE BORROWER'S SOURCE OF INCOME, OR ANY OTHER BASIS PROHIBITED BY AN APPLICABLE FEDERAL, STATE OR LOCAL FAIR LENDING LAW, INCLUDING WITHOUT LIMITATION THE EQUAL CREDIT OPPORTUNITY ACT.

3. Matching of Bids and Listings.

a. After a listing is posted, lenders can place bids on that listing until 14 days have passed since the listing was posted or the listing has received bids totaling the requested loan amount, whichever is earlier.  Once a listing has received bids totaling the amount of the loan requested, no further bids can be placed.  If the listing does not receive bids equal to or exceeding the minimum amount required for the loan to fund within 14 days of posting, the listing will terminate and the requested loan will not be funded.

b. When creating a loan listing, the borrower may opt for partial funding, which means the loan can be funded if it receives bids totaling less than the full amount of the requested loan but equal to or exceeding 70% of that amount, subject to any minimum loan amount requirement. Each loan listing will indicate whether the borrower has opted for partial funding as well as the minimum amount required for the loan to fund.  The current percentage threshold for partial funding is 70%, but Prosper may change that threshold from time to time.

c. Prosper does not warrant or guaranty that you will be able to place a bid on any listing before that listing receives bids totaling the requested loan amount. In the event the amount available for further bidding on a listing is less than the amount of your bid, your bid will be deemed to be in the amount still available for bidding, and the remainder of your funds will remain in your Prosper funding account, available for further bidding. For example, if a listing requesting a loan of $5000 has already received bids totaling $4990, and you place a bid of $25 on that listing, your bid will be deemed to have been for $10.

d. In most instances, a funded listing will receive more than one bid and each series of Notes corresponding to a borrower loan will have more than one holder. Each series of Notes will correspond to a single borrower loan, as described in the listing, originated to a Prosper borrower member. Payments to the lenders who purchase the Notes are dependent on payments received on the corresponding borrower loan.

e. To safeguard your privacy rights and those of borrowers, the identities and addresses of borrowers and lenders are not displayed on the platform or elsewhere on the Prosper website. Only the borrower's Prosper screen name will appear on Prosper borrower listings, and only your Prosper screen name will appear with your bids.

4. Funding and Sale of Borrower Loans. Once the bidding period for a listing has ended, if the listing has received bids from lenders equal to or exceeding the minimum amount required to fund the loan described in the listing, we proceed with the funding of the loan, and with the issuance and sale of Notes to the lenders who were the bidders on the listing.

Loan funding occurs when loan proceeds are disbursed into the borrower's designated deposit account. All loans are made to Prosper borrowers by WebBank, a Utah-chartered industrial bank ("WebBank") from WebBank's own funds, and will be evidenced by a promissory note naming WebBank as the payee, in the amount of the funded loan. Following disbursement of loan proceeds to the borrower, the loan will be sold and assigned by WebBank to Prosper without recourse to WebBank.

5. Purchase and Sale of Notes. At the same time a borrower loan is purchased by Prosper, we proceed with the issuance and sale of Notes to the lenders who bid on the related listing. The purchase price of each such Note is the amount of the purchasing lender’s bid.  The principal amount of each Note is equal to its purchase price. All Notes are issued pursuant to an indenture (the "Indenture") between Prosper and an indenture trustee. Funds in the principal amount of each Note are transferred from the purchasing lender's Prosper funding account to Prosper, as payment of the purchase price for the Note. Prosper will use the proceeds of the sale of each series of Notes to purchase the corresponding borrower loan from WebBank.

Terms of the Notes. The Notes shall have the terms and conditions described in the Prospectus, the Indenture and the Note. The Indenture and the Note are reproduced in Exhibit A to this Agreement, and the Prospectus is available for you to review on the Prosper website.  Subject to the servicing standard set forth in Section 6 below, you understand and agree that we may, in our sole discretion, at any time and from time to time, amend or waive any term of a borrower loan, and we may in our sole discretion charge off any borrower loan that we deem uncollectible.

PAYMENT ON THE NOTES, IF ANY, DEPENDS ENTIRELY ON THE RECEIPT OF PAYMENTS BY PROSPER IN RESPECT OF THE CORRESPONDING BORROWER LOAN. PROSPER DOES NOT WARRANT OR GUARANTEE IN ANY MANNER THAT YOU WILL RECEIVE ALL OR ANY PORTION OF THE PRINCIPAL OR INTEREST YOU EXPECT TO RECEIVE ON ANY NOTE OR REALIZE ANY PARTICULAR OR EXPECTED RATE OF RETURN.. PROSPER DOES NOT MAKE ANY REPRESENTATIONS AS TO A BORROWER'S ABILITY TO PAY AND DOES NOT ACT AS A GUARANTOR OF ANY LOAN PAYMENT OR PAYMENTS BY ANY BORROWER.

YOU UNDERSTAND AND AGREE THAT BORROWERS MAY DEFAULT ON THEIR PAYMENT OBLIGATIONS UNDER BORROWER LOANS AND THAT SUCH DEFAULTS WILL REDUCE THE AMOUNTS, IF ANY, YOU MAY RECEIVE UNDER THE TERMS OF ANY NOTES YOU HOLD THAT CORRESPOND TO THOSE BORROWER LOANS.

6. Servicing and Collection of Borrower Loans. Prosper will service all Prosper borrower loans, both before and after default, and will service all Notes. In servicing borrower loans, Prosper may, in its discretion, utilize affiliated or unaffiliated third party loan servicers, collection agencies or other agents or contractors.

Prosper and any third-party servicer servicing a borrower loan may, in its sole discretion and subject to the servicing standard set forth in this Section, refer a borrower loan to a collection agency, elect to initiate legal action to collect a borrower loan, or sell a borrower loan to a third party debt buyer at any time. Subject to the fees described below, any amounts received by Prosper on Prosper borrower loans will be forwarded to the holder of the Notes corresponding to the borrower loan.

Servicing Standard. In servicing borrower loans, Prosper will use commercially reasonable efforts to service and collect the borrower loans in accordance with industry standards customary for loans of the same general type and character as the borrower loans. The referral of a delinquent borrower loan to a collection agency within five (5) business days after it becomes thirty days past-due shall be deemed to constitute commercially reasonable servicing and collection efforts. Prosper and any third-party servicer servicing a borrower loan shall have the right, without your consent, at any time and from time to time and subject to the foregoing servicing standard, to change the payment date, reduce the principal amount or the rate of interest or change the place and manner of making loan payments on a borrower loan, amend or waive any other term of such borrower loan, or charge-off any borrower loan that Prosper or any third-party servicer servicing the borrower loan deems uncollectible.

Servicing Compensation. As compensation for servicing Prosper borrower loans and Notes, Prosper shall be entitled to retain from payments received on the borrower loans a servicing fee calculated by the application of an annual servicing fee rate to the outstanding principal balance of the Notes. The current servicing fee rates charged by Prosper are posted in the Fees and Charges section of the Prosper website, and are subject to change by Prosper at any time without notice.  However, the servicing fee on each Note will be the servicing fee in effect at the time the listing corresponding to the Note was posted, and will remain unchanged for the term of the Note.  Prosper's current servicing fee rate will be disclosed in all listings.

Servicing fees will reduce the effective yield on Prosper borrower loans below the borrower interest rate. The servicing fee is payable monthly by deduction from each lender's share of a loan payment by the borrower. The servicing fee is payable on all payments received on borrower loans corresponding to the Notes, including without limitation partial payments made toward a borrower's loan. We will not pay you any non-sufficient funds fees or collection fees we or a third-party collection agency charge, and such fees will be retained by the party receiving the fee as additional servicing compensation. Prosper will pay you any late fees we receive on Prosper borrower loans. Any prepayments received on borrower loans will be paid ratably to the Note holders, subject to applicable servicing fees.

7. Representations and Warranties as to Notes Sold. Prosper makes the following representations and warranties to you, with respect to each Note sold to you under this Agreement, as of the date the Note is sold, assigned and transferred to you:

a. Prosper has complied in all material respects with applicable federal, state and local laws in connection with the offer and sale of the Note.

b. The Note has been duly authorized and, following payment of the purchase price by you and electronic delivery by Prosper to you, will constitute valid and binding obligations of Prosper enforceable against Prosper in accordance with its terms, except as the enforcement of the Note may be limited by applicable bankruptcy, insolvency or similar laws;

c. The proceeds of the borrower loan corresponding to the Note sold have been fully disbursed to the borrower or the borrower's designated payee prior to your purchase of the Note.

d. Prosper has made commercially reasonable efforts to authenticate and verify the identity of the borrower obligated on the borrower loan that corresponds to the Note.

e. In the event either of the following occurs with regard to the listing relating to your Note, the remedies in Section 8 shall apply to your Note: (1) the listing contains a Prosper score different from the score calculated by Prosper for the listing, or (2) Prosper incorrectly applies its formula in determining the Prosper score for the listing, resulting in a Prosper Rating different from the Prosper Rating that should have appeared in the listing. Prosper is not under any obligation to cure, indemnify or repurchase a series of Notes because of the Prosper score or Prosper Rating for any other reason, including because the Prosper score or Prosper Rating proved inaccurate.

f. In the event of a material default on a Note you purchase from Prosper that is the result of verifiable identity theft of the named borrower's identity, Prosper will repurchase the Note by crediting your Prosper funding account with the remaining unpaid principal balance of the Note. The determination of whether verifiable identity theft has occurred shall be in Prosper's sole discretion. We may require proof of the identity theft, such as a copy of a police report filed by the person whose identity was wrongfully used to obtain the fraudulently-induced borrower loan, an identity theft affidavit or a bank verification letter (or all of the above) in order to determine that verifiable identity theft has occurred. Prosper shall not be required to repurchase a Note under this subsection until such Note is at least 120 days past-due, provided, however, that Prosper may in its sole discretion elect to repurchase a Note at an earlier time. You agree that repurchase of your Note by Prosper is the sole remedy you will have with respect to any such Notes.

8. Remedies; Cure and Repurchase of Loans. In the event of a breach by Prosper of any of the foregoing representations and warranties that materially and adversely affects your interest in a Note sold to you by Prosper, Prosper shall either (i) cure the breach, if the breach is susceptible to cure, (ii) repurchase the Note from you, or (iii) indemnify and hold you harmless against all losses (including losses resulting from the nonpayment of the Note), damages, expenses, legal fees, costs and judgments resulting from any claim, demand or defense arising as a result of the breach. The decision whether a breach is susceptible to cure, or whether Prosper shall cure or repurchase a Note or indemnify you with respect to the Note, shall be in Prosper's sole discretion. Upon discovery by Prosper of any such breach of the foregoing representations and warranties requiring cure, indemnification or repurchase of the Note, Prosper shall give you notice of the breach, and of Prosper's election to cure, indemnify or repurchase the Note, no later than ninety (90) days after our discovery of the breach. In the event Prosper repurchases a Note, Prosper will pay you a repurchase price equal to the remaining outstanding principal balance of the Note as of the date of repurchase. The repurchase price will be paid to you by remittance into the Prosper funding account. Upon any such repurchase, the Note shall be transferred and assigned by you to Prosper, in each case without recourse, and you authorize and agree that Prosper may execute any endorsements or assignments necessary to effectuate the transfer and assignment of the Note to Prosper. Prosper's obligation to cure or repurchase a Note or indemnify you for a breach of the foregoing representations and warranties pursuant to this Section is your sole remedy with respect to a breach of Prosper's representations and warranties set forth in Section 7 above.

9. No Advisory Relationship. You acknowledge and agree that (i) the purchase and sale of the Notes is an arms-length transaction between you and Prosper; (ii) in connection with the purchase and sale of the Notes, Prosper is not acting as your agent or fiduciary; (iii) Prosper assumes no advisory or fiduciary responsibility with respect to you in connection with the purchase and sale of the Notes; (iv) Prosper has not provided you with any legal, accounting, regulatory or tax advice with respect to the Notes; and (v) you have consulted your own legal, accounting, regulatory and tax advisors with respect to the Notes to the extent you have deemed it appropriate.

10. Prosper's Right to Verify Information and Cancel Funding.

a. Prosper reserves the right to verify the accuracy of all information provided by borrowers, lenders and group leaders in connection with listings, bids and loans. Prosper also reserves the right to determine in its reasonable discretion whether a registered user is using, or has used, the Prosper website illegally or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, or otherwise in a manner inconsistent with the Prosper Terms and Conditions or any registration agreement between Prosper and such user. Prosper may conduct its review at any time - before, during or after the posting of a listing, or before or after the funding or Prosper's purchase of a borrower loan or the sale of a Note. You agree to respond promptly to Prosper's requests for information in connection with any such review by Prosper.

b. In the event Prosper or WebBank, prior to the funding or Prosper's purchase of a borrower loan, reasonably determines that a listing, or a bid for the listing, contains materially inaccurate information (including but not limited to unintended inaccuracies, inaccuracies resulting from errors by Prosper, or inaccuracies resulting from changes in the borrower's income, residence or credit profile between the date a listing is posted and the date the listing is to be funded) or was posted illegally or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, or otherwise in a manner inconsistent with the Prosper Terms and Conditions or any registration agreement, Prosper may refuse to post the listing or, if the listing has already been posted, remove the listing from the Prosper marketplace and cancel all bids against the listing.

c. When a listing ends with bids equal to or exceeding the minimum amount required for the loan to fund, Prosper may conduct a "pre-funding" review prior to the funding or Prosper's purchase of the borrower loan. Prosper may, at any time and in its sole discretion, delay the funding or Prosper's purchase of a borrower loan in order to enable Prosper to verify the accuracy of information provided by borrowers, lenders and group leaders in connection with the listing or bids against the listing, and to determine whether there are any irregularities with respect to the listing or the bids against the listing. Prosper may cancel or proceed with the funding or Prosper's purchase of the borrower loan, depending on the results of Prosper's pre-funding review. If funding is cancelled, the listing will be removed from the Prosper marketplace, all bids against the listing will be cancelled, and the lenders will no longer be required to maintain funds in the Prosper funding account in the amount of their respective bids.

d. In most instances, Prosper and WebBank do not verify the income, employment, occupation or other information provided by borrowers in listings. The borrower's income, employment and occupation in listings are self-reported, and the borrower's debt-to-income ratio is determined by Prosper and WebBank from a combination of the borrower's self-reported income and information from the borrower's credit report. The credit data that appears in Prosper borrower listings is taken directly from a credit report obtained on the borrower from a credit reporting agency, without any review or verification by Prosper or WebBank. Prosper and WebBank do not verify any statements by borrowers in Prosper borrower listings as to how loan proceeds are to be used and does not confirm after borrower loan funding how loan proceeds were used. In most instances homeownership status in borrower listings is derived from the borrower's credit report, but is not verified by Prosper or WebBank; if the report reflects an active mortgage loan, the borrower is presumed to be a homeowner. In connection with Prosper's and WebBank's identity and anti-fraud verification of borrowers, Prosper verifies the borrower's deposit account to determine that the borrower is a holder of record of the account.

11. No Guarantee of Returns or Payments.

A. PROSPER DOES NOT WARRANT OR GUARANTEE THAT YOU WILL RECEIVE ANY RATE OF RETURN, OR ANY MINIMUM AMOUNT OF PRINCIPAL OR INTEREST ON ANY NOTE, OR ANY PRINCIPAL OR INTEREST AT ALL. THE AMOUNT YOU RECEIVE ON A NOTE IS WHOLLY DEPENDENT UPON THE BORROWERS' PAYMENT PERFORMANCE ON THE BORROWER LOAN CORRESPONDING TO YOUR NOTE. PROSPER DOES NOT GUARANTEE ANY BORROWER LOANS OR NOTES PURCHASED OR SOLD THROUGH THE PLATFORM AND DOES NOT ACT AS A GUARANTOR OF ANY LOAN PAYMENT OR PAYMENTS BY ANY BORROWER.

B. YOU FURTHER UNDERSTAND AND ACKNOWLEDGE THAT BORROWERS MAY DEFAULT ON THE BORROWER LOANS CORRESPONDING TO YOUR NOTES, AND THAT SUCH DEFAULTS MAY NEGATIVELY AFFECT THE AMOUNT OF PRINCIPAL AND INTEREST YOU RECEIVE ON YOUR NOTES.

12. Restrictions on Use. Except as provided in Section 14 below, you are not authorized or permitted to use Prosper to bid on or purchase Notes for someone other than yourself. You must be an owner of the deposit account you designate for electronic transfers of funds, with authority to direct that funds be transferred to or from the account. Although you are registering as a lender, you may also register and participate in the Prosper marketplace as a borrower. If you obtain one or more borrower loans through the platform, amounts in your Prosper funding account are subject to set-off against any delinquent amounts owing on your loans. Amounts in your Prosper funding account are also subject to set-off against any shortfall resulting from ACH returns of transfers or deposits of funds to your Prosper funding account. You will not receive further notice in advance of our exercise of our right to set-off amounts in your Prosper funding account against any delinquent amounts owing on any loan or loans you obtain. Prosper may in its sole discretion, with or without cause and with or without notice, restrict your access to the platform or the Prosper website.

13. Financial Suitability Representations and Warranties. You represent and warrant that you satisfy the applicable minimum financial suitability standards and maximum investment limits, established for the platform and the Note Trader platform, and you agree to provide any additional documentation reasonably requested by us, or as may be required by the Securities and Exchange Commission or the securities administrator of any state, to confirm that you meet such minimum financial suitability standards and maximum investment limits. You understand that the Notes will not be listed on any securities exchange, that there may be no, or only a limited, secondary market for the Notes, that any trading of Notes must be conducted in accordance with federal and applicable state securities laws and that Note purchasers should be prepared to hold the Notes they purchase until the Notes mature.

14. Your Other Representations and Warranties. You warrant and represent to Prosper, as of the date of this Agreement and as of any date that you commit to purchase Notes, that (i) you have received the Prospectus, the Indenture, and the form of the Note; (ii) you have the legal competence and capacity to execute and perform this Agreement and have duly authorized, executed and delivered this Agreement; and (iii) in connection with this Agreement you have complied in all material respects with applicable federal, state and local laws. In addition, if the person entering this Agreement is a corporation, partnership, limited liability company or other entity (each, an "institution"), the institution warrants and represents that (i) the individual executing this Agreement on behalf of the institution has all necessary power and authority to execute and perform this Agreement on the institution's behalf; (ii) the execution and performance of this Agreement will not violate any provision in the institution's charter documents, by-laws, indenture of trust or partnership agreement, or other constituent agreement or instrument governing the institution’s formation or administration; and (iii) the execution and performance of this Agreement will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking to which the institution is a party or by which it is bound.

15. Prosper's Representations and Warranties. Prosper represents and warrants to you, as of the date of this Agreement and as of any date that you commit to purchase Notes, that: (a) it is duly organized and is validly existing as a corporation in good standing under the laws of Delaware and has corporate power to enter into and perform its obligations under this Agreement; (b) this Agreement has been duly authorized, executed and delivered by Prosper; (c) the Indenture has been duly authorized by Prosper and qualified under the Trust Indenture Act of 1939 and constitutes a valid and binding agreement of Prosper, enforceable against Prosper in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws.

16. Recommendations from Prosper Friends. Prosper allows borrowers to create a network of Prosper friends, and obtain bids and recommendations of listings from one or more of the borrower's designated Prosper friends. Recommendations accompanying bids from borrowers' Prosper friends are displayed with borrowers' listings. Prosper friends do not guarantee payments on any Note or on any corresponding borrower loan, and a bid or recommendation from a borrower's Prosper friend does not obligate the individual making the bid or recommendation to guarantee or make any payments on any Note or on any corresponding borrower loan.

17. Prohibited Activities. You agree that you will not do the following, in connection with any listings, bids, Notes, borrower loans or other transactions involving or potentially involving Prosper:

a. Represent yourself to any person, as a director, officer or employee of Prosper, or WebBank, unless you are such director, officer or employee;

b. Charge, or attempt to charge, any Prosper borrower any fee in exchange for your agreement to bid on or recommend a borrower's listing, or propose or agree to accept any fee, bonus, additional interest, kickback or thing of value of any kind, in exchange for your agreement to bid on or recommend a borrower's listing;

c. Engage in any activities that require a license as a loan broker, credit services organization, credit counselor, credit repair organization, lender or other regulated entity, including but not limited to soliciting loans or loan applications, quoting loan terms and rates, counseling borrowers on credit issues or loan options, in connection with any Prosper loan;

d. Take any action on your own to collect, or attempt to collect from any borrower, directly or through any third party, any amount owing under any of your Notes or on any of the borrower loans that correspond to your Notes;

e. Bring a lawsuit or other legal proceeding against any borrower on any borrower loan;

f. Contact borrowers on any borrower loans corresponding to your Notes without the borrower's consent;

g. Contact any collection agency or law firm to which any borrower loan corresponding to your Note has been referred for collection;

h. Include or display any personally identifying information, including, without limitation, name, address, phone number, email address, Social Security number or driver's license number, or bank account or credit card numbers of any Prosper member on your Prosper member web page, or any blog, website or other public forum;

i. Contact a borrower, group leader or Prosper friend or take any action to collect, or attempt to collect, any amount from any group leader or any of the borrower's Prosper friends that provided a recommendation of a listing relating to any of your Notes, or take any action that directly or indirectly suggests that any borrower's group leader or Prosper friend is obligated in any way on a borrower loan corresponding to any Note; or

j. Violate any applicable federal, state or local laws, including but not limited to, the Equal Credit Opportunity Act and other fair lending laws, Truth in Lending Act, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Federal Trade Commission Act, federal or state consumer privacy laws, state usury or loan fee statutes, state licensing laws, or state unfair and deceptive trade practices statutes.

18. Tax Treatment. The parties agree that the Notes are intended to be indebtedness of Prosper that have original issue discount for U.S. federal income tax purposes. You agree that you will not take any position inconsistent with such treatment of the Notes for tax, accounting, or other purposes, unless required by law. You further acknowledge that the Notes will be subject to the original issue discount rules of the Internal Revenue Code of 1986, as amended, as described in the Prospectus. You acknowledge that you are prepared to bear the risk of loss of your entire purchase price for any Notes you purchase.

19. Termination of Registration. Prosper may in its sole discretion, with or without cause, terminate this Agreement by giving you notice as provided below. In addition, upon our reasonable determination that you committed fraud or made a material misrepresentation in connection with a listing, bid or loan, performed any prohibited activity, or otherwise failed to abide by the terms of this Agreement or the Prosper Terms and Conditions, Prosper may, in its sole discretion, immediately and without notice, take one or more of the following actions: (i) terminate or suspend your right to bid or otherwise participate in the Prosper marketplace; or (ii) terminate this Agreement and your registration with Prosper. Upon termination of this Agreement and your registration with Prosper, any bids you have placed on the platform may be terminated, and may be removed from the platform immediately. Any Notes you purchase from Prosper prior to the effective date of termination shall remain in full force and effect in accordance with their terms.

20. Indemnification. In addition to your indemnification obligations set forth in Prosper's Terms and Conditions, you agree to indemnify, defend, protect and hold harmless Prosper and its officers, directors, shareholders, employees and agents against all claims, liabilities, actions, costs, damages, losses, demands and expenses of every kind, known or unknown, contingent or otherwise, (i) resulting from any material breach of any obligation you undertake in this Agreement, including but not limited to your obligation to comply with any applicable laws; (ii) relating to the contents of your Prosper member web page, your own website or your business; (iii) resulting from your acts, omissions and representations (and those of your employees, agents or representatives) relating to Prosper; or (iv) asserted by third parties against Prosper alleging that the trademarks, trade names, logos or branding you use, display, link to or advertise infringes upon the intellectual property rights of any such third party. Your obligation to indemnify Prosper shall survive termination of this Agreement, regardless of the reason for termination.

21. Prosper's Right to Modify Terms. Prosper has the right to change any term or provision of this Agreement or the Prosper Terms and Conditions. Prosper will give you notice of material changes to this Agreement, or the Prosper Terms and Conditions, in the manner set forth in Section 23. You authorize Prosper to correct obvious clerical errors appearing in information you provide to Prosper, without notice to you, although Prosper expressly undertakes no obligation to identify or correct such errors. This Agreement, along with the Indenture, Notes and Prosper Terms and Conditions, represent the entire agreement between you and Prosper regarding your participation as a lender on the platform, and supersede all prior or contemporaneous communications, promises and proposals, whether oral, written or electronic, between you and Prosper with respect to your involvement as a lender on the platform.

22. Member Web Page Display and Content. You may, but are not required to, maintain a "Prosper member web page" on the Prosper website, where you can post content, logos or links to websites. If you elect to do so, you authorize Prosper to display on the Prosper website all such material you provide to Prosper. Any material you display on your member page must conform to the Prosper Terms and Conditions, as amended from time to time, and material you display or link to must not (i) infringe on Prosper's or any third party's copyright, patent, trademark, trade secret or other proprietary rights or right of publicity or privacy; (ii) violate any applicable law, statute, ordinance or regulation; (iii) be defamatory or libelous; (iv) be lewd, hateful, violent, pornographic or obscene; (v) violate any laws regarding unfair competition, anti-discrimination or false advertising; (vi) promote violence or contain hate speech; (vii) contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines.

23. Notices. All notices and other communications hereunder shall be given by email to your registered email address or will be posted on the Prosper website, and shall be deemed to have been duly given and effective upon transmission or posting. All notices, required disclosures and other communications to you from the trustee under the Indenture relating to Notes you own will be transmitted to you by e-mail to your registered e-mail address or mailed to you at the address as it appears on the registration books of the Registrar under the Indenture. You can contact us by sending an email to support@prosper.com or calling us toll-free at (866) 615-6319. You also agree to notify us if your registered email address changes, and you agree to update your registered residence address on the Prosper website if you change your residence.

24. No Warranties. EXCEPT FOR THE REPRESENTATIONS CONTAINED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

25. Limitation on Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER REGARDING THE EFFECT THAT THE AGREEMENT MAY HAVE UPON THE FOREIGN, FEDERAL, STATE OR LOCAL TAX LIABILITY OF THE OTHER.

26. Miscellaneous. The parties acknowledge that there are no third party beneficiaries to this Agreement. You may not assign, transfer, sublicense or otherwise delegate your rights under this Agreement to another person without Prosper's prior written consent. Any such assignment, transfer, sublicense or delegation in violation of this Section shall be null and void. This Agreement shall be governed by the laws of the State of New York. Any waiver of a breach of any provision of this Agreement will not be a waiver of any other subsequent breach. Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If any part of this Agreement is determined to be invalid or unenforceable under applicable law, then the invalid or unenforceable provision will be deemed superseded by a valid enforceable provision that most closely matches the intent of the original provision, and the remainder of the Agreement shall continue in effect. The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

EXHIBIT A
INDENTURE

Available at http://www.prosper.com/downloads/Legal/Prosper_Indenture_2009-06-15.pdf